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                                                                  Exhibit 23.1


THE ACCOMPANYING FINANCIAL STATEMENTS REFLECT CHANGES FOR THE REORGANIZATION (EXCLUDING THE EFFECTS OF THE PROPOSED STOCK SPLIT) WHICH IS TO BE EFFECTED PRIOR TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. THE FOLLOWING CONSENT AND REPORT ON SCHEDULES IS IN THE FORM WHICH WILL BE SIGNED BY DELOITTE & TOUCHE UPON CONSUMMATION OF THE ABOVE EVENT, WHICH IS DESCRIBED IN NOTE 11 OF NOTES TO THE COMBINED FINANCIAL STATEMENTS OF REYNARD MOTORSPORT, INC. AND RELATED COMPANIES AND ASSUMING THAT FROM SEPTEMBER 14, 1998 TO THE DATE OF SUCH EVENT, NO OTHER EVENTS HAVE OCCURRED WHICH WOULD AFFECT THE ACCOMPANYING COMBINED FINANCIAL STATEMENTS AND NOTES THERETO.




DELOITTE & TOUCHE
London, England

October 27, 1998



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders of Reynard Motorsport, Inc. and Related Companies

We consent to the use in this Registration Statement of Reynard Motorsport, Inc. and Related Companies (the "Company") on Form S-1 of a) our report of the combined financial statements of Reynard Motorsport, Inc. and Related Companies
dated September 14, 1998 except for Note 11 as to which date is        , 1998
and b) our report of the consolidated financial statements of Princetown Holdings Limited and Subsidiary dated September 14, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Our audits of the combined financial statements of Reynard Motorsport, Inc. and Related Companies also included the financial statement schedules of Reynard Motorsport, Inc. and Related Companies, listed in Item 16. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic combined financial statements taken as a whole, present fairly in all material respects the information set forth therein.



London, England

           , 1998